June 26, 2023	Exhibit 5.1

Vicinity Motor Corp.
3168 262nd Street
Aldergrove, BC V4W 2Z6

Re:          Vicinity Motor Corp.

                Registration Statement on Form F-3

Dear Sirs/Mesdames:

We have acted as British Columbia, Canada counsel to Vicinity Motor Corp. (the “Company”) in connection with the preparation and filing with the United States Securities and Exchange Commission (the “Commission”) under the United States Securities Act of 1933, as amended (the “Securities Act”) of the Company’s Registration Statement on Form F-3 to be filed on the date hereof (the “Registration Statement”), relating to offers and sales from time to time of up to US$150,000,000 of the Company’s common shares (“Common Shares”), Common Share purchase warrants (“Warrants”), subscription receipts of the Company entitling the holders thereof to receive, upon satisfaction of certain release conditions and for no additional consideration, Common Shares, Warrants or a combination thereof (“Subscription Receipts”) and units of the Company comprised of one or more of the Common Shares, Warrants or Subscription Receipts, or any combination thereof (the “Units” and, collectively with the Common Shares, Warrants and Subscription Receipts, the “Offered Securities”). The Registration Statement includes a prospectus (the “Prospectus”), which provides that it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”).

The Warrants may be issued pursuant to warrant indentures (each a “Warrant Indenture”) to be entered into between the Company and one or more banks or trust companies acting as warrant agent, the Subscription Receipts may be issued pursuant to subscription receipt agreements (each a “Subscription Receipt Agreement”) to be entered into between the Company and an escrow agent and the Units may be issued pursuant to unit agreements (each a “Unit Agreement”).

In connection with this opinion, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of:

(a)	the Registration Statement, including the Prospectus contained therein;

(b)	the Company’s notice of articles and articles (together, the “Constating Documents”) in effect on the date hereof; and

(c)	a copy of the resolutions of the board of directors of the Company (the “Board”) relating to the filing of the Registration Statement and related matters.

Bentall 5 550 Burrard St Suite 2501 Vancouver, BC V6C 2B5
(604) 674-9170 (604) 674-9245 Fax cozen.com

Vicinity Motor Corp.
June 26, 2023

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers, or other representatives of the Company, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic, electronic, or facsimile copies and the authenticity of the originals of such documents. In making our examination of executed documents or documents which may be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties, of such documents and that (except to the extent we have opined on such matters below) such documents constitute or will constitute valid and binding obligations of the parties thereto.

As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

We have also assumed that, at the time of issuance of any Offered Securities:

(a)	the Company will have the necessary corporate power and capacity to execute, deliver and perform its obligations under the terms and conditions of any Warrant Indenture, Subscription Receipt Agreement, Unit Agreement, purchase agreement, underwriting or agency agreement or any other agreement, indenture or instrument relating to the Company’s creation, authentication, issuance, sale and/or delivery of the Offered Securities to which the Company is party (any such agreement, an “Agreement”);

(b)	the Company will have the necessary corporate power and capacity to authorize, create, authenticate, validly issue, sell and deliver the Offered Securities and perform its obligations under the terms and conditions of the Offered Securities;

(c)	all necessary corporate action will have been taken by the Company to duly authorize the execution and delivery by the Company of any Agreement and the performance of its obligations under the terms and conditions thereof;

(d)	all of the terms and conditions relevant to the execution, delivery and issuance of the Offered Securities in the applicable Agreement have or will have been complied with;

(e)	all necessary corporate action will have been taken by the Company to duly authorize the terms of the offering of the Offered Securities and related matters;

(f)	any Agreement: (i) will have been duly authorized, executed and delivered by all parties thereto and such parties have or will have the capacity to do so; (ii) will constitute a legal, valid and binding obligation of all parties thereto; (iii) will be enforceable in accordance with its terms against all parties thereto; and (iv) will be governed by the laws of the Province of British Columbia;

Vicinity Motor Corp.
June 26, 2023

(g)	the Offered Securities will have been duly authorized, created, authenticated and validly issued by the Company and any other person signing or authenticating the Offered Securities, as applicable;

(h)	the Constating Documents and Applicable Law (as defined herein) will not have been amended so as to affect the validity of such issuance;

(i)	the Registration Statement, as finally amended (including all necessary post-effective amendments), will have become and remains effective under the Securities Act;

(j)	an appropriate Prospectus Supplement with respect to the applicable Offered Securities will have been prepared, delivered, and filed in compliance with the Securities Act and the applicable rules and regulations thereunder;

(k)	any Offered Securities will be offered, issued and sold (i) in accordance with the terms of their governing instruments; and (ii) in compliance with applicable United States federal and state securities laws and in the manner stated in the Registration Statement, Prospectus and applicable Prospectus Supplement;

(l)	the execution and delivery of an Agreement and the performance by the Company of its obligations under the terms and conditions thereunder do not and will not conflict with and do not and will not result in a breach of or default under, and do not and will not create a state of facts which, after notice or lapse of time or both, will conflict with or result in a breach of or default under any of the terms or conditions of the notice of articles or articles of the Company, any resolutions of the board of directors or shareholders of the Company, any agreement or obligation of the Company, or applicable law;

(m)	the authorization, creation, authentication, sale, delivery and issuance of the Offered Securities and the Company’s performance of its obligations under the terms and conditions of the Offered Securities do not and will not conflict with and do not and will not result in a breach of or default under, and do not and will not create a state of facts which, after notice or lapse of time or both, will conflict with or result in a breach of or default under any of the terms or conditions of the notice of articles or articles of the Company, any resolutions of the board of directors or shareholders of the Company, any agreement or obligation of the Company, or applicable law; and

(n)	the terms of the offering of the Offered Securities and related matters do not and will not conflict with and do not and will not result in a breach of or default under, and do not and will not create a state of facts which, after notice or lapse of time or both, will conflict with or result in a breach of or default under any of the terms or conditions of the notice of articles or articles of the Company, any resolutions of the board of directors or shareholders of the Company, any agreement or obligation of the Company, or applicable law.

Based and relying upon and subject to the foregoing, we are of the opinion that, when paid for in accordance with the applicable Agreement and when issued, sold and delivered in accordance with such Agreement, the Registration Statement, the Prospectus and the applicable Prospectus Supplement:

Vicinity Motor Corp.
June 26, 2023

(1)	the Common Shares will be validly issued, fully paid and non-assessable shares in the capital of the Company;

(2)	the Warrants, Subscription Receipts and Units will be validly created and issued securities of the Company and will be binding obligations of the Company; and

(3)	the common shares of the Company issuable upon exercise of the Warrants and Subscription Receipts will be validly issued, fully paid and non-assessable shares in the capital of the Company.

The opinions expressed herein are limited to the laws of the Province of British Columbia and the federal laws of Canada applicable therein on the date of this opinion (“Applicable Law”). We have not considered, and have not expressed, any opinion with regard to, or as to the effect of, any other law, rule or regulation, state or federal, applicable to the Company. In particular, we express no opinion as to United States federal securities laws.

This opinion has been prepared for your use in connection with the Registration Statement and is expressed as of the date hereof. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Prospectus, the Registration Statement or the Offered Securities.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Prospectus forming part of the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under the Securities Act or the rules and regulations promulgated thereunder.

This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in Applicable Law.

Sincerely,